EXHIBIT 11.1

                       Universal Insurance Holdings, Inc.

             Statement Regarding the Computation of Per Share Income

The following table reconciles the numerator (earnings) and denominator (shares) of the basic and diluted earnings per share computations for net income for the nine month and three periods ended September 30, 2006 and 2005.

                                                Nine Months Ended                              Nine Months Ended
                                                September 30, 2006                             September 30, 2005
                                                ------------------                             ------------------
                                            Income                                  Income
                                           Available                               Available
                                           to Common                Per-Share     to Common                  Per-Share
                                         Stockholders      Shares     Amount      Stockholders       Shares    Amount
                                         ------------      ------    ---------    ------------       ------   ---------
Net income                                $9,049,927                               $3,857,015
 Less: Preferred stock dividends             (37,464)                                 (37,464)
                                          ----------                               ----------
Income available to common
   stockholders                           $9,012,463      34,409,000     $0.26     $3,819,551      32,808,000   $0.12
                                                                      ========                                 ======
Effect of dilutive securities:

   Stock options and warrants                    ---       2,193,000       ---            ---         187,000     ---
   Preferred stock                            37,464         568,000       ---         37,464         568,000     ---
   ---------------                            ------         -------       ---         ------         -------   -----
Income available to common
 stockholders and assumed
    conversion                            $9,049,927      37,170,000     $0.24     $3,857,015      33,563,000   $0.11
                                          ==========      ==========     =====     ==========      ==========   =====

Options and warrants totaling approximately 3,940,000 and 839,000 respectively, were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the nine months ended September 30, 2006. Options and warrants totaling approximately 7,684,000 and 3,297,000 respectively, were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the nine months ended September 30, 2005.

                                                     Three Months Ended                        Three Months Ended
                                                      September 30, 2006                       September 30, 2005
                                                      ------------------                       ------------------
                                            Income                                     Income
                                           Available                                  Available
                                           to Common                  Per-Share       to Common               Per-Share
                                         Stockholders       Shares      Amount      Stockholders    Shares      Amount
                                         ------------       ------      ------      ------------    ------   ---------

Net income                                $3,763,742                               $2,838,144
 Less: Preferred stock dividends             (12,488)                                 (12,488)
                                          ----------                               ----------
Income available to common
   stockholders                           $3,751,254      34,891,000     $0.11     $2,825,656      33,355,000   $0.08
                                                                         =====                                  =====

Effect of dilutive securities:

   Stock options and warrants                    ---       2,735,000       ---           ---          228,000     ---
   Preferred stock                            12,488         568,000       ---         12,488         568,000     ---
                                          ----------      ----------     -----     ----------      ----------   -----
Income available to common
 stockholders and assumed
    conversion                            $3,763,742      38,194,000     $0.10     $2,838,144      34,151,000   $0.08
                                          ==========      ==========     =====     ==========      ==========   =====

Options and warrants totaling approximately 3,515,844 and 721,000 respectively, were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the three months ended September 30, 2006. Options and warrants totaling approximately 7,441,000 and 3,499,000 respectively, were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the three months ended September 30, 2005.